Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-144336) on Form S-1, pertaining to the 2007 public offering, of CVD Equipment Corporation and Subsidiaries of our report dated March 31, 2015 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of CVD Equipment Corporation for the year ended December 31, 2014.

/s/ MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

Cranford, New Jersey

March 31, 2015